Exhibit (10) (b)


                              EMPLOYMENT AGREEMENT

         THIS AGREEMENT, entered into as of the 1st day of January, 1997, by and between SOUTHERN FINANCIAL BANK, a Virginia chartered bank, (the "Corporation"), and WILLIAM H. LAGOS (the "Executive").

                                   WITNESSETH:

         WHEREAS, the Corporation desires to retain the services of the Executive on the terms and conditions set forth herein and, for purpose of effecting the same, the Board of Directors of the Corporation has approved this Employment Agreement and authorized its execution and delivery on the Corporation's behalf to the Executive; and

         WHEREAS, the Executive is presently the duly elected and acting Senior Vice President of the corporation and, as such, is a key executive officer of the Corporation whose continued dedication, availability, advice and counsel to the Corporation is deemed important to the Board of Directors of the Corporation, the Corporation and its stockholders;

         WHEREAS, the services of the Executive, his experience and knowledge of the affairs of the Corporation, and his reputation and contacts in the industry are valuable to the Corporation; and

         WHEREAS, the Corporation wishes to attract and retain such well-qualified executives and it is in the best interests of the Corporation and of the Executive to secure the continued services of the Executive;

         WHEREAS, the Corporation considers the establishment and maintenance of a sound management to be part of its overall corporate strategy and to be essential to protecting and enhancing the best interests of the Corporation and its stockholders; and

         WHEREAS, the Corporation is a wholly-owned subsidiary of Southern Financial Bancorp, Inc., a Virginia corporation (the "Holding Company");

         NOW THEREFORE, to assure the Corporation of the Executive's continued dedication, the availability of his advice and counsel to the Board of Directors of the Corporation, and to induce the Executive to remain and continue in the employ of the Corporation and for other good and valuable consideration, the receipt and adequacy whereof each party hereby acknowledges, the Corporation and the Executive hereby agree as follows:

1. EMPLOYMENT: The Corporation agrees to, and does hereby, employ the Executive, and the Executive agrees to, and does hereby, accept such employment, for the period beginning as of the date hereof and ending on June 30, 1998. This Agreement shall automatically renew for successive periods of twelve (12) months each unless one party notifies the other of its intent to terminate within thirty (30) days of the end of the then current term.

2. EXECUTIVE DUTIES: The Executive agrees that, during the term of his employment under this Agreement and in his capacity as Senior Vice President, he will devote his full business time and energy to the business, affairs and interests of the Corporation and serve it diligently and to the best of his ability. The services and duties to be performed by the Executive shall be those appropriate to his office and title as currently and from time to time hereafter specified in the Corporation's By-Laws or otherwise specified by its Board of Directors.

3. COMPENSATION: The Corporation agrees to pay the Executive, and the Executive agrees to accept, as compensation for all services rendered by him to the Corporation during the period of his employment under this Agreement, base salary at the annual rate of Eighty-Five Thousand Dollars ($85,000.00), which shall be payable in monthly, semi-monthly or bi-weekly installments in conformity with the Corporation's policy relating to salaried employees. Such salary may be increased in the sole and absolute discretion of the Corporation's Board of Directors or Committee thereof duly authorized by the Board of Directors to so act. The Board of Directors, in its discretion, may cause the Corporation to pay bonuses to the Executive from time to time.

4. PARTICIPATION IN BENEFIT PLANS, REIMBURSEMENT OF BUSINESS EXPENSES AND OTHER
BENEFITS: (i) During the term of employment under this Agreement, the Executive shall be eligible to participate in any pension, group insurance, hospitalization, deferred compensation or other benefit, bonus or incentive plans of the Corporation presently in effect (including, without limitation, the Corporation's stock option plans) or hereafter adopted by the Corporation and generally available to any employees of senior executive status, and, additionally, the Executive shall have the use of the Corporation's facilities and executive benefits as are customarily made available by the Corporation to its executive officers.

         (ii) During the term of this Agreement, to the extent that such expenditures are substantiated by the Executive as required by the Internal Revenue Service and policies of the Corporation, the Corporation shall reimburse the Executive promptly for all expenditures (including travel, entertainment, parking and business meetings) made in accordance with rules and policies established from time to time by the Board of Directors of the Corporation in pursuance and furtherance of the Corporation's business and good will.

5. ILLNESS: In the event the Executive is unable to perform his duties under this Agreement on a full-time basis for a period of six (6) consecutive months by reason of illness or other physical or mental disability, and at or before the end of such period he does not return to work on a full-time basis, the Corporation may terminate this Agreement without further or additional compensation payment being due the Executive from the Corporation pursuant to this Agreement, except benefits accrued through the date of such termination under employee benefit plans of the Corporation. These benefits shall include long-term disability and other insurance or other benefits then regularly provided by the Corporation to disabled employees, as well as any other insurance benefits so provided.

6. DEATH: In the event of the Executive's death during the term of this Agreement, this Agreement shall terminate as of the end of the month in which the Executive dies. This Section 6 shall not affect the rights of any person under other contract between the Executive and the Corporation or under any life insurance policy.

7. TERMINATION WITHOUT CAUSE/RESIGNATION FOR GOOD REASON: Notwithstanding the provisions of Section 1 hereof, the Board of Directors of the Corporation may, without Cause (as hereafter defined), terminate the Executive's employment under this Agreement at any time in any lawful manner by giving not less than thirty
(30) days written notice to the Executive. The Executive may resign for Good Reason (as hereafter defined) at any time by giving not less than thirty (30) days written notice to the Corporation. If the Corporation terminates the Executive's employment without Cause or the Executive resigns for Good Reason, then in either event the Executive shall be paid a gross sum equivalent to one and one half (1.5) times the annual salary required under Section 3 of the then current term of this Agreement. This sum shall be paid to Employee, at such times as payment was theretofore made, over the eighteen-month period following the date of such termination or resignation.

         b) For purposes of this Agreement, "Good Reason" shall mean breach by the Corporation of a material obligation hereunder that is not cured within ten (10) days after written notice thereof.

         (c) Resignation by the Executive for Good Reason shall be communicated by a written Notice of Resignation to the Corporation. A "Notice of Resignation" shall mean a notice which shall indicate the specific provision(s) in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for a resignation for Good Reason.

         (d) If within thirty (30) days after any Notice of Resignation is given the corporation notifies the Executive that a dispute exists concerning the resignation for Good Reason and that it is requesting arbitration pursuant to Section 17, the Corporation shall continue to pay the Executive his full salary and benefits as described in Sections 3 and 4, as and when due and payable, at least until such time as a final decision is reached by the panel of arbitrators. If Good Reason for resignation by the Executive is ultimately determined not to exist, then all sums paid by the Corporation to the Executive, including but not limited to the cost to the Corporation of providing the Executive such fringe benefits, from the date of such resignation to the date of the resolution of such dispute shall be promptly repaid by the Executive to the Corporation with interest at the rate charged from time to time by the Corporation to its most substantial customers for unsecured extensions of credit.

              A failure by the Corporation to notify the Executive that a dispute exists concerning the resignation for Good Reason within thirty (30) days after any Notice of Resignation is given shall constitute a final waiver by the Corporation of its right to contest either that such resignation was for Good Reason or its obligations to the Executive under Section 7(a) hereof.

              e) If the Executive's employment terminates after a Change of Control (as defined in Section 9 hereof), the payments to which he is entitled pursuant to Section 9 shall be in lieu of any payment to which he might otherwise be entitled under the terms of this Section 7.

8. RESIGNATION - TERMINATION FOR CAUSE - BRANCH OFFICE DISAPPROVAL - REGULATORY
TERMINATION: (a) Notwithstanding the provisions of Section 1 of this Agreement, the Board of Directors of the Corporation may, in its sole discretion, terminate the Executive's employment for Cause. For the purposes of this Agreement, "Cause" shall mean personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of this Agreement.

(b) Termination of the Executive's employment by the Corporation for Cause pursuant to Section 8(a) shall be communicated by written Notice of Termination to the Executive. A "Notice of Termination" shall mean a notice which shall indicate the specific termination provision(s) in this Agreement relied upon and shall set forth with particularity the facts and circumstances claimed to provide a basis for termination of employment for Cause under the provision so indicated.

         If within thirty (30) days after any Notice of Termination is given the Executive notifies the Corporation that a dispute exists concerning the termination for Cause and that he is requesting arbitration pursuant to Section 17, the Corporation shall continue to pay the Executive his full salary and benefits as described in Sections 3 and 4, as and when due and payable, at least until such time as a final decision is reached by the panel of arbitrators. If a termination for Cause by the Corporation is challenged by the Executive and the termination is ultimately determined to be justified, then all sums paid by the Corporation to the Executive pursuant to this Section 8(b), plus the cost to the Corporation of providing the Executive such fringe benefits from the date of such termination to the date of the resolution of such dispute, shall be promptly repaid by the Executive to the Corporation with interest at the rate charged from time to time by the corporation, to its most substantial customers for unsecured lines of credit. Should it ultimately be determined that a termination by the Corporation pursuant to Section 8(a) was not justified, then the Executive shall be entitled to retain all sums paid to him pending the resolution of such dispute and he shall entitled to receive, in addition, the payments and other benefits provided for in Section 7(a).

         A failure by the Executive to notify the Corporation that a dispute exists concerning the termination for Cause within ninety (90) days after the Notice of Termination is given shall constitute a final waiver by the Executive of his right to contest that such termination was for Cause.

(c) In the event that the Executive resigns from or otherwise voluntarily terminates his employment by the Corporation at any time (except a termination for Good Reason pursuant to Section 7 hereof), or if the Corporation rightfully terminates the Executive's employment for Cause, this Agreement shall terminate upon the date of such resignation or termination of employment for Cause, and (subject to Section 8(b) the Corporation thereafter shall have no obligation to make any further payments under this Agreement, provided that the Executive shall be entitled to receive any benefits, insured or otherwise, that he would otherwise be eligible to receive under any benefit plans of the Corporation or any affiliate of the Corporation.

(d) If the Executive is suspended and/or temporarily prohibited from participating in the conduct of the Corporation's affairs by a notice served under Sections 8(e) (3) or 8 (g) (1) [12 U.S.C. ss.ss.1818 (e) (3) and 1818 (g)
(1)] of the Federal Deposit Insurance Act, 12 U.S.C. ss.1811 et seq. (the "Federal Deposit Insurance Act"), the Corporation's obligations under this Agreement shall be suspended as of the date of service unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Corporation may in its discretion, (i) pay the Executive all or part of the compensation withhheld while its contract obligations were suspended, and (ii) reinstate (in whole or in part) any of its obligations which were suspended.

         If the Executive is removed and/or permanently prohibited from participating in the conduct of the Corporation's affairs by an order issued under Sections 8(e) (4) or 8 (g) (1) of the Federal Deposit Insurance Act [12 U.S.C. ss.ss.1818 (e) (4) OR 1818 (g) (1)], all obligations of the Corporation under this Agreement shall terminate as of the effective date of the order, but vested rights of the contracting parties shall not be affected.

         If the Corporation is in default [as default is defined in Section 3(x)
(1) of the Federal Deposit Insurance Act], all obligations under this Agreement shall terminate as of the date of default, but this paragraph shall not affect any vested rights of the contracting parties.

         Except to the extent it is determined that continuation of this Agreement is necessary for the continued operation of the Corporation, all obligations under this Agreement shall be terminated:

(i) by the Director (as Director is defined in the Federal Deposit Insurance
Act) or his or her designee, at the time the Federal Deposit Insurance enters into an agreement to provide assistance to or on behalf of the Corporation under the authority contained in Section 13(c) of the Federal Deposit Insurance Act; or
         (ii) by the Director or his or her designee, at the time the Director or his or her designee approves a supervisory merger to resolve problems related to operation of the Corporation or when the Corporation is determined by the Director to be in an unsafe or unsound condition.

         Any rights of the parties that have already vested, however, shall not be affected by such action.

9. CHANGE OF CONTROL: If the Executive's employment by the Corporation shall be terminated in connection with or subsequent to a Change of Control of the Holding Company by (i) the Corporation other than for Cause or as a result of the Executive's death, disability or retirement or (ii) the Executive for Good Reason, then the Corporation shall:

(a) Pay to the Executive, in one lump sum payment on the date of termination or the date on which the Change in Control of the Holding Company occurs, whichever first occurs, a cash severance amount equal to 1.5 times the total cash compensation paid to the Executive during the previous twelve (12) months; and

(b) For purposes of this Agreement, a Change in Control of the Holding Company occurs in any of the following events: (i) The acquisition by any "person" or "group" (as defined in Sections 13(d) and 14(d) of the Securities and Exchange Act of 1934 ("Exchange Act")), other than the Holding Company, any subsidiary of the Holding Company or any Holding Company or subsidiary's employee benefit plan, directly or indirectly, as "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of securities of the Holding Company representing forty percent (40%) or more of either the then outstanding shares or the combined voting power of the then outstanding securities of the Holding Company; (ii) Either a majority of the directors of the Holding Company elected at the Holding Company's annual stockholders meeting shall have been nominated for election other than by or at the direction of the "incumbent directors" of the Holding Company, or the "incumbent directors" shall cease to constitute a majority of the directors of the Holding Company. The term "incumbent director" shall mean any director who was a director of the Holding Company on January 1, 1997 and any individual who becomes a director of the Holding Company subsequent to January 1, 1997 and who is elected or nominated by or at the direction of at least two-thirds of the then incumbent directors; (iii) The shareholders of the Holding Company approve (x) a merger, consolidation or other business combination of the Holding Company with any other "person" or "group" (as defined in Sections 13(d) and 14(d) of the Exchange Act) or affiliate thereof, other than a merger or consolidation that would result in the outstanding common stock of the Holding Company immediately prior thereto continuing to represent either by remaining outstanding or by being converted into common stock of the surviving entity or a parent or affiliate thereof) at least fifty percent (50%) of the outstanding common stock of the Holding Company or such surviving entity or a parent or affiliate thereof outstanding immediately after such merger, consolidation or other business combination, or (y) a plan complete liquidation of the Holding Company or an agreement for the sale or disposition by the Holding Company of all or substantially all of the Holding Company's assets; or
(iv) Any other event or circumstance which is not covered by the foregoing subsections but which the Board of Directors of the Holding Company determines to affect control of the Holding Company and with respect to which the Board of Directors adopts a resolution that the event or circumstance constitutes a Change of Control for the purposes of the Agreement.

         The Control Change Date is the date on which an event described in (i),
(ii), (iii) or (iv) occurs.

10. SUCCESSORS: The Corporation will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Corporation, or either one of them, by agreement in form and substance satisfactory to the Executive, to expressly assume and agree to perform this Agreement in its entirety. Failure of the Corporation to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Executive to the compensation described in Section 7(a) or Section 9, as appropriate. As used in this Agreement, "Corporation" shall mean Southern Financial Bancorp, Inc. and any successor to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this Section 10(c) or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

11. LIMITATION OF BENEFITS: It is the intention of the parties that no payment be made or benefit provided to the Executive that would constitute an "excess parachute payment" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the Code) and any regulations thereunder, thereby resulting in a loss of an income tax deduction by the Corporation or the imposition of an excise tax on the Executive under Section 4999 of the Code. If the independent accountants serving as auditors for the Corporation immediately prior to the date of a Change of Control determine that some or all of the payments or benefits scheduled under this Agreement, when combined with any other payments or benefits provided to the Executive on a Change of Control by the Corporation, and any affiliate of the Corporation required to be aggregated with the Corporation under Section 280G of the Code, would constitute nondeductible excess parachute payments by the Corporation under Section 280G of the Code, then the payments or benefits scheduled under this Agreement will be reduced to one dollar less than the maximum amount which may be paid or provided without causing any such payments or benefits scheduled under this Agreement or otherwise provided on a Change of Control to be nondeductible. The determination made as to the reduction of benefits or payments required hereunder by the independent accountants shall be binding on the parties. The Executive shall have the right to designate within a reasonable period which payments or benefits scheduled under this Agreement will be reduced; provided, however, that if no direction is received from the Executive, the Corporation shall implement the reductions under this Agreement in its discretion.

12. NOTICES: For the purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

         If to the Executive:       William H. Lagos


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         If to the Corporation:     Southern Financial Bancorp, Inc.
                                    37 East Main Street, Warrenton, VA  20186

or at such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

13. MODIFICATION - WAIVERS - APPLICABLE LAW: No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing, signed by the Executive and on behalf of the Corporation by such officer as may be specifically designated by the Board of Directors of the Corporation. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provision or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Virginia.

14. INVALIDITY - ENFORCEABILITY: The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect. Any provision in this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating or affecting the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

15. SUCCESSOR RIGHTS: This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amounts would still be payable to him hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to his executor or, if there is no such executor, to his estate.

16. HEADINGS: Descriptive headings contained in this Agreement are for convenience only and shall not control or affect the meaning or construction of any provision hereof.

17. ARBITRATION: Any dispute, controversy or claim arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three arbitrators, in ________________, Virginia, in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect. The Corporation shall pay all administrative fees associated with such arbitration. Judgment may be entered on the arbitrator's award in any court having jurisdiction. Subject to Section 10(a), unless otherwise provided in the rules of the American Arbitration Association, the arbitrators shall, in their award, allocate between the parties the costs of arbitration, which shall include reasonable attorneys' fees and expenses of the parties, as well as the arbitrator's fees and expenses, in such proportions as the arbitrators deem just.

18. CONFIDENTIALITY - NONSOLICITATION: (a) The Executive acknowledges that the Corporation may disclose certain confidential information to the Executive during the term of this Agreement to enable him to perform his duties hereunder. The Executive hereby covenants and agrees that he will not, without prior written consent of the Corporation, during the term of this Agreement or at any time thereafter, disclose or permit to be disclosed to any third party by any method whatsoever any of the confidential information of the Corporation. For purposes of this Agreement, "confidential information" shall include, but not be limited to, any and all records, notes, memoranda, data, ideas, processes, methods, techniques, systems, formulas, patents, models, devices, programs, computer software, writings, research, personnel information, customer information, the Corporation's financial information, plans, or any other information of whatever nature in the possession or control of the Corporation which has not been published or disclosed to the general public, or which gives to the Corporation an opportunity to obtain an advantage over competitors who do not know of or use it. The Executive further agrees that if his employment hereunder is terminated for any reason, he will leave with the Corporation and will not take originals or copies of any and all records, papers, programs, computer software and documents and all matter of whatever nature which bears secret or confidential information of the Corporation.

         The foregoing paragraph shall not be applicable if and to the extent the Executive is required to testify in a judicial or regulatory proceeding pursuant to an order of a judge or administrative law judge issued after the Executive and his legal counsel urge that the aforementioned confidentiality be preserved.

         The foregoing covenants will not prohibit the Executive from disclosing confidential or other information to other employees of the Corporation or any third parties to the extent that such disclosure is necessary to the performance of his duties under this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first above written.

                                             "EXECUTIVE"


ATTEST: /s/ Lynette D. Ridgley                /s/ William H. Lagos
       -----------------------                --------------------
            Lynette D. Ridgley                    William H. Lagos

                                              SOUTHERN FINANCIAL BANK

ATTEST: /s/ Lynette D. Ridgley                BY: /s/  Georgia S. Derrico
        ----------------------                    ------------------------
            Lynette D. Ridgley                         Georgia S. Derrico